CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of American Beacon Funds and to the use of our report dated May 30, 2018 on the financial statements and financial highlights of the Palmer Square SSI Alternative Income Fund, a series of Investment Managers Series Trust. Such financial statements and financial highlights appear in the 2018 Annual Report to Shareholders which is also incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 1, 2019